UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The external advisor to New York City REIT, Inc. (the “Company”) is expected to send the following e-mail in connection with the Company’s 2019 annual meeting of stockholders.

URGENT REQUEST

ANNUAL MEETING ADJOURNED UNTIL FRIDAY, MAY 10, 2019

YOUR VOTE IS NEEDED

The New York City REIT, Inc. ("NYCR") annual meeting of stockholders has been adjourned until Friday, May 10, 2019.  The adjournment will allow for solicitation of additional votes to establish a quorum for the Annual Meeting.

Our records indicate that we have not yet received your vote in connection with this year’s annual meeting.

Please take a minute to cast your vote today.   You may contact a Broadridge proxy specialist at 855-976-3323 for help with voting your shares.

Your participation is important and your vote today will help the company convene the adjourned meeting on May 10th, avoid additional costs associated with any further adjournments and will stop the communications to you about the vote.

Important Information

Stockholders are strongly advised to read the proxy statement (filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2019) carefully before making any voting decision, as it contains important information. The proxy statement and our most recent annual report are available at www.proxyvote.com/NYCR. Further, these documents and any other materials filed by the Company with the SEC can be obtained free of charge on the SEC’s website at www.sec.gov [or from our website at www.newyorkcityreit.com].

This year’s proxy includes only the election of Elizabeth K. Tuppeny as the Class II director to serve until the 2022 Annual Meeting and the ratification of the appointment of PricewaterhouseCoopers LLP as NYCR’s independent registered public accounting firm for the year ending December 31, 2019.

Our board recommends that you vote in favor of both proposals.

Voting is quick, will only take a few minutes of your time, helps to keep proxy solicitation expenses contained and will benefit all stockholders. We have made it very quick and easy for you to vote. Please choose one of the following voting methods to cast your vote today:

Speak with a Proxy Voting Specialist Live – Please call Broadridge at 1-855-976-3323 to speak live with a proxy voting specialist who will take your vote over the phone. Proxy specialists are available Monday through Friday between 9:00 am and 10:00 pm Eastern.

OR

Use the Automated Line - If you have your control number available for reference and prefer to use an automated system available 24 hours each day, please dial 1-800-690-6903 and have the control number listed on the voting instructions form provided to you available for reference when using this touch-tone system.

Vote Online at www.proxyvote.com/NYCR - Enter the control number on the voting instruction form provided and follow the prompts.

A link to the proxy materials is included here for your reference: Link to Proxy Statement

A link to the proxy materials is included here for your reference: Link to Proxy Statement

Please contact our investor relations group at 866-902-0063 to discuss questions about NYCR.

Make sure your voice is heard and vote your shares today.

THANK YOU IN ADVANCE FOR YOUR VOTE

Additionally, the Company’s proxy solicitor is expected to use the following materials in connection with the Company’s 2019 annual meeting of stockholders.